EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated December 11, 2013 relating to our audit of the financial statements of GemVest, Ltd. as of and for the period ended November 30, 2013 that appears in this Current Report on Form 8-K filed on December 12, 2013

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 12, 2013